EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of MiMedx Group, Inc. and Subsidiaries on Form S-8 of our report dated March 15, 2013, appearing in the Annual Report on Form 10-K of MiMedx Group, Inc. for the year ended December 31, 2012 filed on March 15, 2012 with the Securities and Exchange Commission.

_______________________________
/s/ Cherry Bekaert LLP

Atlanta, Georgia
July 3, 2013